PAULA S. MORELLI CPA, P.C.
21 Martha Street
Freeport, NY  11520
516-378-4258

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

To the Director and Stockholders
Bibb Corporation

I consent to the inclusion in this Annual Report on Form 10K of my report dated included therein relating to the financial statements of Bibb Corporation for the years ended December 31, 2008 and 2007.

I also consent to the reference to the firm under the heading “Experts” in this Annual Report.

/s/ Paula S. Morelli
Paula S. Morelli CPA, P.C
Freeport, New York
March 27, 2009